
                                              Thirteen Weeks Ended                     Thirty-Nine Weeks Ended
                                         March 26,           March 27,            March 26,            March 27,
                                           1999                 1998                 1999                 1998
                                       ------------         ------------         ------------         ------------
                                                         (000's omitted, except per share data)
Basic:
Weighted average shares outstanding        9,112                9,154                9,128                9,147
                                       ------------         ------------         ------------         ------------
Total                                      9,112                9,154                9,128                9,147


Income from continuing operations      $   2,805            $   1,877            $   6,068            $   5,344
Gain from discontinued operations              0                  363                  304                  363
                                       ------------         ------------         ------------         ------------
Net income                             $   2,805            $   2,240            $   6,372            $   5,707
                                       ============         ============         ============         ============

Net income per share
  Continuing operations                $    0.31            $    0.20            $    0.67            $     0.58
  Discontinued operations                   0.00                 0.04                 0.03                  0.04
                                       ------------         ------------         ------------         ------------
Net income per share                   $    0.31            $    0.24            $    0.70            $     0.62
                                       ============         ============         ============         ============


Diluted:

Weighted average shares outstanding        9,112                9,154                9,128                9,147
Weighted average common stock
  equivalents                                293                  266                  255                  244
                                       ------------         ------------         ------------         ------------
Total                                      9,405                9,420                9,383                9,391

Income from continuing operations      $   2,805            $   1,877            $   6,068            $   5,344
Gain from discontinued operations              0                  363                  304                  363
                                       ------------         ------------         ------------         ------------
Net income                             $   2,805            $   2,240            $   6,372            $   5,707
                                       ============         ============         ============         ============

Net income per share
  Continuing operations                $    0.30            $    0.20            $    0.65            $    0.57
  Discontinued operations                   0.00                 0.04                 0.03                 0.04
                                       ------------         ------------         ------------         ------------
Net income per share                   $    0.30            $    0.24            $    0.68            $    0.61
                                       ============         ============         ============         ============
